                                                                    Appendix A

                     AMENDED AND RESTATED CHARTER OF THE
                               AUDIT COMMITTEE
                                    OF THE
                          Board I Oppenheimer Funds

                         (Adopted February 12, 2003)

      The Audit  Committee shall assist the Boards of the "Board I Oppenheimer funds" (each, a "Fund" and  collectively,  the "Funds") in connection with the
Boards'  oversight  of the  integrity  of each Fund's  semi-annual  and annual financial statements,  its compliance with legal and regulatory  requirements, the  qualifications  and  independence  of its  independent  auditors  and the performance of its independent  auditors and the internal audit function.  The
Committee shall oversee the accounting and financial  reporting  processes and audits of the financial  statements of the Funds,  and shall assist the Boards of  Trustees/Directors  of the Funds in carrying out other functions  assigned to it by the Boards.

      In carrying out its  functions,  the Committee  shall have the following responsibilities, functions and authority:

1.    The Committee  shall be responsible  for the  appointment,  subject,  if applicable,  to  shareholder  ratification  (or decision to  terminate), compensation  and  oversight  of the work of the  independent  certified public  accountants  and auditors of each Fund (the  "Auditors") for the purpose of  preparing  or issuing  audit  reports or related  work.  The
      Auditors shall report directly to the Committee.

1.01  As  a  condition  on  retaining   the  Auditors  or   continuing   their
            engagement,  the  Committee  shall  require the Auditors to rotate the lead or  coordinating  audit partner for a Fund at least every five fiscal years.

1.02  As a condition of engaging the Auditors or continuing their  engagement, the  Committee  shall  ascertain  that the Fund's Chief  Executive
            Officer,  Controller  (if any),  Chief  Financial  Officer,  Chief
            Accounting   Officer  (if  any)  or  any  person   serving  in  an
            equivalent  position  was not employed by the Auditors and did not participate  in any  capacity  on  behalf of the  Auditors  in the audit of the Fund during the  one-year  preceding  the date of the initiation of the audit for which the Auditors are engaged.

1.03  Upon the  request of the  Auditors  or fund  management,  the  Committee shall have the authority to  pre-approve  the  performance  by the
            Auditors of any non-audit service,  including tax services,  for a
            Fund,  if such service is not a prohibited  service  under Section
            201 of the  Sarbanes-Oxley  Act of  2002,  and  such  pre-approval shall be required  before any such service may be performed  for a
            Fund.  The  Committee  shall  timely  advise  the Chief  Executive
            Officer and Chief Financial  Officer of the Fund (or whoever shall be  responsible  for preparing  and filing a Fund's  reports under
            Section  13(a)  of the  Securities  Exchange  Act of  1934) of the
            approval  of such  non-audit  service  and shall  direct that such service be disclosed in such reports.

2.    The Committee  shall  maintain a direct line of  communication  and meet with the Auditors for each Fund to review at least  annually  based upon information provided by the Auditors:

2.01  The scope of audits and audit reports;

2.02  The personnel, staffing, qualifications and experience of the Auditors;

2.03  The  independence  of  the  Auditors,  including  certification  by  the
            Auditors of their  independence  and  assurances  by the  Auditors that they have not  provided to such Fund any  non-audit  services that are prohibited by the Sarbanes-Oxley Act of 2002, including:

(a)   bookkeeping  or other  services  related  to the  accounting  records or financial statements of the Fund;
(b)   financial information systems design and implementation;
(c)   appraisal    or    valuation    services,     fairness    opinions    or
                  contribution-in-kind reports;
(d)   actuarial services;
(e)   internal audit outsourcing services;
(f)   management functions or human resources;
(g)   broker or dealer, investment adviser, or investment banking services;
(h)   legal services or expert services unrelated to audit; and
(i)   any other service that the Public  Company  Accounting  Oversight  Board determines is impermissible.

      2.04  The  Auditor's   internal   quality-control   procedures  and  any
            material    issues   raised   by   the   most   recent    internal
            quality-control  review,  or peer review,  of the firm,  or by any
            inquiry  or   investigation   by   governmental   or  professional
            authorities,  within the preceding  five years,  respecting one or more  independent  audits  carried out by the firm,  and any steps taken to deal with any such issues;

      2.05  The compensation of the Auditors;

      2.06  The audited financial  statements and other financial  information submitted by the Auditors;

2.07      All  material  written  communications  between the  officers of the
          Fund and  officers  of its  investment  manager,  and the  Auditors,
          including    (without    limitation)    any    management    letters
          submitted  by the  Auditors in  connection  with audits of financial
          statements   of  such  Fund  and  the   responses   of  the   Fund's
          management;

2.08       All  recommendations  and  comments  submitted to the Boards of the
          Funds or the
                  Committee by the Auditors, either written or verbal;

      2.09  All critical  accounting  policies and  practices to be used;  all alternative  treatments of financial  information within generally accepted  accounting  principles  that  have been  discussed  with
            management   of  a  Fund,   ramifications   of  the  use  of  such
            alternative   disclosures  and   treatments,   and  the  treatment
            preferred  by the  Auditors;  changes in  accounting  and auditing procedures, principals, practices, standards and reporting;

      2.10  Determination of areas of substantial  risk in accurate  reporting of financial results and operations of the Fund;

2.11  Any problems or  difficulties  encountered in the course of the audit of
         the Fund, and            management's response,

2.12  The qualifications of the principal financial officer of the Funds;

      2.13  Matters  required  to  be  discussed   pursuant  to  Statement  of
            Auditing Standards No. 61; and

      2.14  Tax matters affecting the Fund, including:

(a)   Compliance  with  the  provisions  of  the  Internal  Revenue  Code  and
                  regulations,   including   annual   reviews  for  such  Fund
                  concerning  qualification as a regulated  investment company under the Internal Revenue Code; and

(b)   Tax legislation and rulings.

3.    The  Committee  shall also  receive  and review  reports  and  materials
      submitted  by  any   certified   public   accounting  or  auditing  firm
      concerning the following matters:

3.01  Reports  concerning the policies,  procedures,  operating  effectiveness and  internal  controls  of the  investment  manager's  Accounting
            Department,

3.02  Reports  concerning  portfolio  accounting  system  software used by the
            investment  manager  and  its  Accounting   Department's  use  and
            implementation thereof;

3.03  Reports  concerning the internal  controls and performance of the Funds'
            Transfer Agent under and  compliance  with  shareholder  servicing and transfer  agency  agreements  which relate to Fund  accounting matters or a Fund's financial statements; and

3.04  Reports  and  materials  concerning  the classes of shares of the Funds, including  the  Manager's  operations  and  control  policies  and procedures,  net asset value per share calculations,  dividend and
            distribution   determinations   and   allocations  of  income  and
            expenses.

4.    The Committee shall also consider and review the following matters:

4.01  Reports from the Internal  Auditing  Department of the Funds' investment manager,  and the Committee  shall from time to time meet with the investment manager's internal audit staff to discuss the reports;

4.02  Annual and  semi-annual  reports for the Funds,  and the Committee shall
            from  time  to  time  meet  with  appropriate   personnel  of  the
            investment manager's Accounting Department for this purpose;

      4.03  Reports concerning  allocations of fidelity blanket bond, D&O/E&O, and money market default insurance premiums and coverages;

      4.04  Reports concerning multi-peril property and casualty insurance;

      4.05  Reports  concerning  undistributed  income and capital gains,  and other items pertaining to Fund dividends and their accruals;

4.06  Review of periodic reports from each Fund's Chief Executive  Officer and
         Chief  Financial   Officer  (or  any  disclosure   committee  of  the
         investment  manager  of  the  Fund  or  whoever  is  responsible  for the  preparation  and filing of the  Fund's  periodic  reports  under
         the    Securities    Exchange    Act   of   1934)    on    disclosure
         controls  and  procedures  required  under  Rules  13a-15  and 15d-15
         (as  they  may be  amended  from  time  to  time)  of the  Securities
         Exchange Act of 1934, and the evaluation of the  effectiveness of the design and  operation  of such  disclosure  controls  and  procedures
         and the identification of significant changes       thereto;

4.07       Reports  from the  Chief  Executive  Officer  and  Chief  Financial
          Officer  of  the  Funds  as  to  the   certification   of   periodic
          reports filed under the Securities Exchange Act of 1934; and

      4.08  Any other matters  referred to it by the Board or Chief  Executive
            Officer of any Fund.

5.    The  Committee  shall  recommend  to the Board of each Fund  whether its audited and  semi-annual  financial  statements  should be published and included  in any filing with the  Securities  and  Exchange  Commission,
      including,   without  limitation,  the  annual  report  to  shareholders required  by Rule 30d-1  under the  Investment  Company Act of 1940 (the
      "1940 Act").

6.    The  Committee  shall  evaluate and make  recommendations  regarding the compensation and expenses paid and other benefits  provided by the Funds to the independent and interested Board members.

7.    The  Committee  shall  render  reports to the Boards with respect to the results of its reviews and its recommendations, if any.

8.    The  Committee  shall  consider  and make  recommendations  to the Board regarding
      adoption  of  fund   governance   policies  and   practices,   including
consideration of legal
      requirements and "best  practices"  recommended or adopted by investment company trade
      associations, auditing firms or other professional organizations.

9.    The  Committee  shall  receive and review  reports to be provided by the investment
     manager of the  Funds,  or the  investment  manager's  affiliates,  legal counsel, and/or
     auditors,  disclosing in a timely  manner any material  impairment of the investment
     manager's   ability   to   provide   effective   investment   management,
shareholder servicing, or
     distribution  services  to  a  Fund  or  the  Funds,   including  without
limitation any material
     financial  impairment,   material  accounting  irregularities,   material
adverse litigation or
     regulatory  proceeding  or  investigation,  or  material  adverse  public relations matter
      affecting the investment manager,  the general  distributor,  and/or the transfer agent and/or
      its or their key management personnel.

10.   The  Committee  shall  meet  upon  the  call  of the  Chairman  and  the
   Committee  may set its  agendas  and the  places  and  times  of  Committee meetings.  The Committee  may request  reports and other  information  from the Funds' investment manager, general distributor,  and Transfer Agent and may  request  officers  and  personnel  of such  entities  to meet with the
   Committee  from  time to  time.  The  Committee  shall  periodically  meet, assisted at its  discretion  by outside  legal  counsel or other  advisors, alone  and  outside  the  presence  of  personnel  of  such  entities,  and separately with the Auditors or with internal  auditors.  The Committee may employ and meet with any  experts and other  persons as it deems  necessary to perform its functions.  The Committee  shall keep minutes and records of its meetings and shall report to the Board.

11.   The Committee  shall be composed of at least three members,  all of whom are independent  Board members (those who are not  "interested  persons" of the Fund as defined by section 2(a)(19) of the 1940 Act.

12.   The  Committee  determine  whether  any of its  members is a  "financial expert" (as defined by the Securities and Exchange  Commission  pursuant to the  Sarbanes-Oxley  Act of  2002),  and  shall  timely  advise  the  Chief
   Executive  Officer and Chief Financial  Officer of a Fund (or whoever shall be responsible for preparing and filing the Fund's  periodic  reports under
   Sections 13 and 15 of the  Securities  Exchange Act of 1934)  whether (and, if not,  the reason  therefor)  the  Committee is comprised of at lease one member who is a "financial expert."

13.   Committee  members  shall not accept any  consulting,  advisory or other compensatory  fee from a Fund  except in their  capacity as a member of the
   Committee,  the Board of Trustees/Directors,  or any other committee of the
   Board.

14.   The  term of the  Chairman  of the  Committee  shall  be one  year.  The
   Chairman  and the  Members  of the  Committee  shall  be  appointed  by the
   Chairman  of the Board of the  Funds,  provided  that the  Chairman  of the
   Board of the Funds is an  independent  Board member,  otherwise by the full
   Board.

15.   The  Committee  shall have the  authority  to engage  independent  legal counsel  (which  may be the same  counsel  as  counsel  to the  independent
   Trustees/Directors  of the Board) and other advisers as it deems  necessary to carry out its duties.

16.   The  Committee  shall  evaluate  and make  recommendations  to the Board regarding  any  retirement  plan,  deferred  compensation  plan  and  other benefits provided by the Fund to independent and interested Board Members.

17.   The  Committee  shall  review  this  Charter  and  its  own  performance annually  and  recommend  to the Boards any changes to the Charter that the
   Committee deems  appropriate.  This Charter may be amended or modified from time to time by the Board of any Fund with respect to that Fund.

                              Amended   and   approved   by  Board  I  of  the
                              Oppenheimer Funds on February 12, 2003

                              /s/  KATHERINE P. FELD _______________________
                              ----------------------------------------------
                              Katherine P. Feld.,  Assistant  Secretary of the
                              Funds

I/Legal/Board I/Board I Audit Charter 2003 Feb 12 FINAL